                                                                EXHIBIT (4)-2

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT



         AMENDMENT NO. 1 to Rights Agreement, dated as of November 29, 1995, among MEDPARTNERS, INC., a Delaware corporation (the "Company"),
MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin") and CHEMICAL BANK, a national banking association (the "Rights Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of March 1, 1995 (the "Original Rights Agreement");

         WHEREAS, pursuant to the Plan and Agreement of Merger, dated as of August 14, 1995, among the Company, Mullikin Medical Enterprises, L.P., MedPartners/Mullikin and MPI Merger Corporation, MedPartners/Mullikin has become the successor issuer to the Company under the applicable regulations of the Securities and Exchange Commission ("SEC"), promulgated under the Securities Exchange Act of 1934 (the "Act");

         WHEREAS, the Company has assigned and transferred the Original Rights Agreement to MedPartners/Mullikin, and MedPartners/Mullikin, as such successor issuer, has agreed to assume all of the rights, duties and obligations of the Company under the Original Rights Agreement, as amended by this Amendment No. 1 to Rights Agreement (the Original Rights Agreement and this Amendment No. 1 are hereinafter sometimes referred to as the "Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Substitution of MedPartners/Mullikin as Successor Issuer. The Company by its execution and delivery of this Amendment No. 1 to Rights Agreement as the wholly-owned subsidiary of MedPartners/Mullikin, hereby assigns and transfers to MedPartners/Mullikin as its successor issuer under the applicable regulations promulgated by the SEC under the Act, all of its rights, duties and obligations under the Agreement and MedPartners/Mullikin hereby assumes all of the rights, duties and obligations of the Company under the

Agreement. Upon the effectiveness of this Amendment No. 1, MedPartners/Mullikin shall be the "Company" as defined in the Agreement.

         2. Exhibits. Exhibits A, B and C attached to the Original Rights Agreement are hereby deleted from the Agreement and the new documents attached hereto as Exhibits A, B and C, respectively, are hereby substituted in their place and by such attachment become a part of the Agreement.

         3. Rights Agent. The Rights Agent hereby acknowledges the assignment and assumption contained in Section 1 hereof and reconfirms its position as Rights Agent under the Agreement.

         4. Full Force and Effect. The remaining provisions of the Original Rights Agreement, except as specifically amended by this Amendment No. 1 to Rights Agreement, shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.


                                        MEDPARTNERS, INC.


                                        By
                                          -----------------------------------
                                                     Larry R. House
                                                 Chairman, President and
                                                 Chief Executive Officer
ATTESTATION:


  -----------------------------------
         Tracy P. Thrasher
             Secretary


                                        MEDPARTNERS/MULLIKIN, INC.


                                        By
                                          -----------------------------------
                                                     Larry R. House
                                                 Chairman, President and
                                                 Chief Executive Officer

ATTESTATION:


  -----------------------------------
         Tracy P. Thrasher
             Secretary



                                        CHEMICAL BANK


                                        By
                                          -----------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

ATTESTATION:

-------------------------------------

                                    EXHIBIT A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MEDPARTNERS/MULLIKIN, INC.


         MEDPARTNERS/MULLIKIN, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware ("DGCL"), does hereby certify:

         That the present name of the Corporation is MedPartners/Mullikin, Inc. (the "Corporation");

         That the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State was August 14, 1995;

         That the Board of Directors of the Corporation, by unanimous written consent, dated November 28, 1995, has adopted a resolution proposing and declaring advisable this Restated Certificate of Incorporation in accordance with the provisions of Section 245 of the DGCL;

         That this Restated Certificate of Incorporation was duly adopted by the sole Stockholder of the Corporation by written consent, dated November 28, 1995;

         That the text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read as herein set forth in full:


                                    ARTICLE I


         The name of the Corporation is MedPartners/Mullikin, Inc.


                                   ARTICLE II


         The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc. at 1013 Centre Road, in the City of Wilmington, County of New Castle. The Registered Agent in charge thereof is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III


         The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the DGCL, including but not limited to the following:


         Section 3.1 To engage in any lawful act or activity for which corporations may be organized under the DGCL;


         Section 3.2 To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description;


         Section 3.3 To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;


         Section 3.4 To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation;


         Section 3.5 To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereto to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;


         Section 3.6 To borrow or raise money for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes;


         Section 3.7 To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated;


         Section 3.8 In general, to possess and exercise all the powers and privileges granted by the DGCL or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.


         Section 3.9 The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as an independent business and purpose.


                                   ARTICLE IV


         Section 4.1 AUTHORIZATION OF CAPITAL. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eighty-five million (85,000,000) shares, comprised of (a) seventy-five million (75,000,000) shares of Common Stock, with a par value of $.001 per share (the "Common Stock"); (b) five hundred thousand (500,000) shares of Series C Junior Participating Preferred Stock (the "Series C Preferred Stock"), with a par value of $.001 per share; and (c) nine million five hundred thousand (9,500,000) shares of such other Preferred Stock, with a par value of $.001 per share, as the Board of Directors may decide to issue pursuant to Section 4.3, which constitutes a total authorized capital of all classes of capital stock of eighty-five thousand dollars ($85,000.00).

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of the Series C Preferred Stock, such other Preferred Stock as the Board of Directors may by resolution or resolutions decide to issue, and the Common Stock are as follows:

         Section 4.2       SERIES C PREFERRED STOCK.

         (a) Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                  (1) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (as defined in subsection 4.2(b)) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (3)      (A)      If at any time dividends on any Series C
Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                           (B)      During any default period, such voting right
of the holders of Series C Preferred Stock may be exercised initially at a special meeting called pursuant to subsection 4.2(a)(3)(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Series C Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series C Preferred Stock of such voting right. At any meeting at which the holders of Series C Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series C Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Series C Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series C Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Preferred Stock.

                           (C)      Unless the holders of Series C Preferred
Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series C Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Series C Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series C Preferred Stock are entitled to vote pursuant to this subsection 4.2(a)(3)(C) shall be given to each holder of record of Series C Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subsection 4.2(a)(3)(C), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the Corporation stockholders.

                           (D)      In any default period, the holders of Common
Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series C Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series C Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subsection 4.2(a)(3)(B) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 4.2(a)(3)(D) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (E)      Immediately upon the expiration of a default
period, (x) the right of the holders of Series C Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series C Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in this Certificate of Incorporation or the By-Laws of the Corporation irrespective of any increase made pursuant to the provisions of subsection 4.2(a)(3)(B) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (4)      Except as set forth herein, holders of
Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (b)      Dividends and Distributions.

                  (1) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.001 or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred
(100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after November 10, 1994 (the "Rights Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in subsection 4.2(b)(1) hereof immediately after it declares a dividend or distribution of the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.001 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative From such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty
(30) days prior to the date fixed for the payment thereof.

         (c)      Restrictions.

                  (1) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in subsection 4.2(b) hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                           (A)      declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

                           (B)      declare or pay dividends on or make any
other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (C)      redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

                           (D)      purchase or otherwise acquire for
consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection 4.2(c)(1) hereof, purchase or otherwise acquire such shares at such time and in such manner.

         (d) Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         (e)      Liquidation, Dissolution or Winding Up.

                  (1) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount equal to one hundred (100) times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). The term "Exercise Price" means the price established by the Board of Directors for purchase of one unit of Series C Preferred Stock equal to one-one-hundredth of one share of Series C Preferred Stock. If no shares of convertible Preferred Stock are outstanding at the time of liquidation, then following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) one hundred (100) (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). If any shares of convertible Preferred Stock are outstanding at the time of liquidation, then the liquidation provisions of subsection 4.2(c) hereof shall apply. Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series C Preferred Stock and Common Stock, on a per share basis, respectively.

                  (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (f) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (g) No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

         (h) Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Preferred stock, voting separately as a class.

         (i) Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.


         Section 4.3 OTHER PREFERRED STOCK. The Board of Directors of the Corporation is authorized, subject to the consent required by subsection 4.2(d)(1) hereof, the limitations prescribed by law, and the provisions of this
Section 4.3, to adopt one or more resolutions to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock up to a maximum of nine million five hundred thousand (9,500,000) shares, and to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, a determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and whether they should be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustments for the conversion or exchange rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking funds;

         (g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

         (h) The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in other relation to, the comparable rights of any other class or classes or series of stock; and

         (i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.


         Section 4.4       COMMON STOCK.

         (a) Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of Directors and on all matters submitted to a vote of stockholders of the Corporation.

         (b) Dividends. Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock pursuant to Section 4.3, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

         (c) Dissolution, Liquidation or Winding Up. Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock pursuant to Section 4.4, in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of the Series C Preferred Stock, the rights of the holders of Common Stock to receive any remaining assets of the Corporation shall be as provided in subsections 4.2(c) and 4.2(e).

                                    ARTICLE V


         Section 5.1 GENERAL PROVISIONS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The exact number of Directors shall be fixed from time to time by, or in the manner provided in, the By-laws of the Corporation and may be increased or decreased as therein provided. Directors of the Corporation need not be elected by ballot unless required by the By-laws.


         Section 5.2 CLASSIFICATION OF BOARD OF DIRECTORS. The Directors shall be divided into three classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of Directors, and any remaining Directors shall be included within such groups as the Board of Directors shall designate. The first class of Directors will be elected for a term which expires in 1996. The second class will be elected for a term which expires in 1997. The third class will be elected to a term which expires in 1998. At each annual meeting of stockholders, beginning in 1996, successors to the class of Directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director. A director may be removed from office for cause only and, subject to such removal, death, resignation, retirement or disqualification, shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify. No alteration, amendment or repeal of this Article V or the By-laws of the Corporation shall be effective to shorten the term of any Director holding office at the time of such alteration, amendment or repeal, to permit any such Director to be removed without cause, or to increase the number of Directors in any class or in the aggregate from that existing at the time of such alteration, amendment or repeal until the expiration of the terms of office of all Directors then holding office, unless
(i) in the case of this Article V, such alteration, amendment or repeal has been approved by the holders of all shares of stock entitled to vote thereon, or (ii) in the case of the By-laws, such alteration, amendment or repeal has been approved by either the holders of all shares entitled to vote thereon or by a vote of a majority of the entire Board of Directors.


         Section 5.3 DIRECTORS APPOINTED BY A SPECIFIC CLASS OF STOCKHOLDERS. To the extent that any holders of any class or series of stock other than Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect Directors, the Directors elected by such class or series shall be deemed to constitute an additional class of Directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of Directors shall be in addition to the classes designated above.


         Section 5.4 NOMINATIONS. Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

         Section 5.5 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Board of Directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any Director elected in accordance with the preceding sentence of this Section 5.5 shall hold office for the remainder of the full term of the Directors whose vacancy is so filled and until such Director's successor shall have been elected and qualified.


                                   ARTICLE VI


         The Corporation is to have perpetual existence.


                                   ARTICLE VII


         In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized:


         Section 7.1 To adopt, repeal, alter or amend the By-laws of the Corporation by a vote of a majority of the entire Board of Directors.


         Section 7.2 To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.


         Section 7.3 To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.


         Section 7.4 By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The
By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


         Section 7.5 When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.


                                  ARTICLE VIII


         Section 8.1 Except as provided in Section 8.2 of this Article VIII, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Advance notice of items of business to be considered at any meeting of the stockholders shall be given in the manner and to the extent provided in the By-laws of the Corporation.


         Section 8.2 Notwithstanding the foregoing, this Article VIII shall not apply to the Corporation if it does not have a class of voting stock that is either (i) listed on a national securities exchange, (ii) authorized for quotation on an inter dealer quotation system of the registered national securities association, or (iii) held of record by more than two thousand (2,000) stockholders.


                                   ARTICLE IX


         Section 9.1 LIMITATION OF LIABILITY OF DIRECTORS. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the Director derived an improper personal benefit.

         If the DGCL is amended after the date hereof to authorize action by corporations organized pursuant to the DGCL to further eliminate or limit the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.


         Section 9.2       INDEMNIFICATION OF DIRECTORS.

         (a) Each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director of the Corporation, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a Director, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such charge), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 ("ERISA") excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director and shall inure to the benefit of his or her heirs, executors and administrators.

         (b) The Corporation shall pay expenses actually incurred in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified.

         (c) If a claim under subsection 9.2(a) hereof is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.


         Section 9.3 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The Corporation may provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

         Section 9.4 EXPENSES AS A WITNESS. To the extent that any Director, officer, employee or agent of the Corporation is by reason of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.


         Section 9.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.


         Section 9.6 INDEMNITY AGREEMENTS. The Corporation may enter into agreements with any Director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.


         Section 9.7 SEPARABILITY. Each and every paragraph, sentence, term and provision of this Article IX is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article IX may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article IX and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.


         Section 9.8 CONTRACT RIGHT. Each of the rights conferred on Directors of the Corporation by Sections 9.1, 9.2 and 9.4 of this Article IX and on officers, employees or agents of the Corporation by Section 9.4 of this Article shall be a contract right and any repeal or amendment of the provisions of this Article shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.


         Section 9.9 NONEXCLUSIVITY. The rights conferred in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, By-law, agreement, vote of stockholders or disinterested Directors or otherwise.

                                    ARTICLE X


         The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

         IN WITNESS WHEREOF, said MedPartners/Mullikin, Inc. has caused this Certificate to be signed by Harold O. Knight, Jr., its Executive Vice President, and attested by Tracy P. Thrasher, its Secretary, this 29th day of November, 1995.


                                        MEDPARTNERS/MULLIKIN, INC.



[S E A L]                               By
                                          -------------------------------------
                                                  Harold O. Knight, Jr.
                                                Executive Vice President

ATTEST:


-------------------------------------
          Tracy P. Thrasher
            Its Secretary

                                    EXHIBIT B

                           FORM OF RIGHTS CERTIFICATE

                                                      CERTIFICATE NO. R-________

NOT EXERCISABLE AFTER _______________, ________ OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.](1)

                               RIGHTS CERTIFICATE

                           MEDPARTNERS/MULLIKIN, INC.

         This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ______________, ______, as amended (the "Rights Agreement"), between MedPartners/Mullikin, Inc., a Delaware corporation (the "Company"), and Chemical Bank, a national banking association (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on _______________, ____ at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series C Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $_____ per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights

---------------------

(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights shall require the concurrence of a majority of the Continuing Directors.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

         Dated as of _________________________, __________.

                                        MEDPARTNERS/MULLIKIN, INC.


                                        By
                                          ------------------------------------

                                        Title
                                             ---------------------------------
ATTEST:


-------------------------------------
             Secretary


[ S E A L ]



COUNTERSIGNED:

CHEMICAL BANK


By
  -----------------------------------
         Authorized Signature

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

                              (FORM OF ASSIGNMENT)

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto ______________________________

                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

         Dated:  ______________________________, 19_____



                                         -------------------------------------
                                                         Signature


Signature Guaranteed:


---------------------------------

                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) This Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         Dated:  ______________________________, 19_____



                                               --------------------------------
                                                           Signature


Signature Guaranteed:


-------------------------------



                                     NOTICE


         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

To:      MedPartners/Mullikin, Inc.:

         The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number:


               --------------------------------------------------
                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:


               --------------------------------------------------
                         (Please print name and address)

         Dated:  ______________________________, 19_____



                                           -----------------------------------
                                                         Signature


Signature Guaranteed:


--------------------------------

                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         Dated:  ______________________________, 19_____



                                          ------------------------------------
                                                        Signature


Signature Guaranteed:


------------------------------------



                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C

                     DETAILED SUMMARY OF RIGHTS TO PURCHASE
                  SERIES C JUNIOR PARTICIPATING PREFERRED STOCK


         On November 8, 1994, the Board of Directors of MedPartners, Inc. (the "Company") adopted a Stockholder Rights Plan, providing that one Right shall be attached to each share of Common Stock of the Company. Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one one-hundredth of a share of Series C Junior Participating Preferred Stock, without par value (the "Preferred Stock"), at a Purchase Price of $___________ per Unit (the "Purchase Price"), subject to adjustment. As of November 29, 1995, the Rights Agreement was amended to substitute MedPartners/Mullikin, Inc., the successor issuer to MedPartners, Inc. as the "Company". The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of March 1, 1995, as amended, between the Company and Chemical Bank, a national banking association, as Rights Agent (the "Rights Agent").

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Common Stock. Until the Distribution Date,
(i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on _______________, ______ unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock prior to the Distribution Date will be issued with Rights.

         In the event that (A) an Acquiring Person becomes the beneficial owner of 10% or more of the then outstanding shares of Common Stock (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Company, at a price determined by a majority of the independent Directors of the Company who are not representatives, nominees, Affiliates or Associates of an Acquiring Person to be fair and otherwise in the best interest of the Company and its stockholders), (B) an Acquiring Person engages in certain self-dealing transactions involving the Company, such as (i) merging or consolidating into or with the Company where the Company survives and the Common Stock remains outstanding, (ii) transferring assets to the Company in exchange for Company securities, or acquiring securities from the Company other than on the same basis as to all other stockholders, (iii) transferring assets to or from the Company on terms less favorable than arm's length, (iv) transferring to or from the Company assets having a fair market value in excess of $5,000,000, (v) receiving unusual compensation or (vi) receiving any other financial benefit not provided to all other stockholders, or (C) during such time as there is an Acquiring Person, there is any reclassification of securities, recapitalization, merger or consolidation which increases by more than 1% the amount of Common Sock beneficially owned by the Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph (the "Flip-In Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the Flip-In Events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event that following the Stock Acquisition Date, (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation (other than a merger that follows a tender offer determined to be fair to the stockholders of the Company, as described in the preceding paragraph) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, Common Stock of the acquiring company having a value equal to two times the exercise price of the Right.

         The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Under certain circumstances, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Rights Plan and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-B. A copy of the Rights Agreement is available free of charge from the Company. This Summary Description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.